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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Acusphere, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2008

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Acusphere, Inc. (the "Company") to be held at 9:00 am, local time, on Thursday, June 5, 2008, at the offices of Goodwin Procter LLP, 25th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109.

        At this annual meeting, you will be asked to elect two Class II directors, each to serve for a three-year term, to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the current year and to approve an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares. The Board of Directors unanimously recommends that you vote FOR these proposals.

        Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

        If you are a stockholder of record, please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, whether or not you plan to attend the meeting. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

Sherri C. Oberg
President and Chief Executive Officer

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2008

To the Stockholders of Acusphere, Inc.:

        The Annual Meeting of Stockholders of Acusphere, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 5, 2008, at 9:00 am, local time, at the offices of Goodwin Procter LLP, 25th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109, for the following purposes:

        1.     To elect two Class II directors to the Company's Board of Directors, each to serve for a term of three years or until her successor is elected and qualified;

        2.     To ratify the appointment of the accounting firm of Deloitte & Touche LLP as our independent registered public accounting firm for the current year;

        3.     To approve an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares; and

        4.     To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on April 14, 2008 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your proxy card.

By Order of the Board of Directors,

Lawrence A. Gyenes
 Chief Financial Officer, Senior Vice President,
and Secretary

Watertown, MA
April 28, 2008

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on June 5, 2008
April 28, 2008

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Acusphere, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2008, at 9:00 am, local time, at the offices of Goodwin Procter LLP, 25th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109, or at any adjournments or postponements thereof (the "Meeting"). An Annual Report, containing financial statements for the fiscal year ended December 31, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed or given to stockholders on or about April 28, 2008.

        The purpose of the Meeting is to elect two Class II directors, to ratify the appointment of the Company's independent registered public accounting firm and to approve an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares. Only common stockholders of record at the close of business on April 14, 2008 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 46,633,587 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. You may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary, at or before the taking of the vote at the Meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        For Proposal 1, the election of Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as Class II directors. For Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the amendment of the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares, an affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of our common stock issued and outstanding on the Record Date is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        The persons named as attorneys-in-fact in the proxies, Sherri C. Oberg and Lawrence A. Gyenes, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of the nominees to the Board of Directors, FOR ratification of the appointment of the independent registered public accounting firm and FOR an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares.

        Aside from the election of directors, ratification of the appointment of the independent registered public accounting firm and approval of an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        The Company's Board of Directors currently consists of six members. The Company's By-laws divide the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated and recommended that Derek Lemke-von Ammon and Garen Bohlin each be elected to the Board of Directors as a Class II director, to hold office until the Annual Meeting of Stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. Lemke-von Ammon and Bohlin are currently Class II directors whose terms expire at the Meeting and are nominees for re-election as directors of the Company. The Board of Directors is also composed of two Class I directors (Sherri C. Oberg and Sandra Fenwick), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2010, and two Class III directors (Frank Baldino, Jr. and Martyn Greenacre), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009. Dr. Baldino serves as the Presiding Director of the Board of Directors.

        The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if the nominees should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the Meeting and the continuing directors, and the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year the nominees' and each other director's current term will expire and the current class of director of the nominees and each other director:

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Derek Lemke-von Ammon 2002	Director	2008	II
Garen Bohlin 2005	Director	2008	II
Continuing Directors:
Frank Baldino, Jr., Ph.D. 2001	Director and Presiding Director	2009	III
Martyn Greenacre 2001	Director	2009	III
Sherri C. Oberg 1993	President, Chief Executive Officer and Director	2010	I
Sandra Fenwick 2004	Director	2010	I

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Meeting.

Name	Age	Position
Sherri C. Oberg	48	President, Chief Executive Officer and Director
Howard Bernstein, M.D., Ph.D.	51	Executive Vice President, Research and Development
Dennis Bucceri	65	Senior Vice President, Regulatory Affairs
Lawrence A. Gyenes	57	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Richard Walovitch, Ph.D.	51	Senior Vice President, Clinical Research
Frank Baldino, Jr., Ph.D.	55	Director and Presiding Director of the Board of Directors
Garen Bohlin	60	Director
Sandra Fenwick	57	Director
Martyn Greenacre	66	Director
Derek Lemke-von Ammon	50	Director

        Ms. Fenwick and Mr. Lemke-von Ammon are members of the Compensation Committee. Dr. Baldino served as Chairperson of the Compensation Committee until his resignation from the Compensation Committee on March 28, 2008.

        Mr. Bohlin, Ms. Fenwick and Mr. Greenacre are members of the Audit Committee. Mr. Bohlin is Chairperson of the Audit Committee.

        Mr. Bohlin, Mr. Greenacre and Mr. Lemke-von Ammon are members of the Nominating and Corporate Governance Committee. Mr. Greenacre is Chairperson of the Nominating and Corporate Governance Committee.

        Sherri C. Oberg, a co-founder of Acusphere, has served as President and Chief Executive Officer and one of the directors of the Company since its inception in 1993. Prior to joining the Company, Ms. Oberg was President and Chief Executive Officer of Neomorphics, Inc., a venture capital-backed company focused on tissue engineering, from 1991 to 1992. Prior to joining Neomorphics, she was a venture capitalist at Aegis Venture Funds from 1988 to 1991, and at Inco Venture Capital Management from 1986 to 1988. Ms. Oberg is a member of the Board of Overseers of the Tuck School of Business at Dartmouth College. Ms. Oberg holds a B.A. from Dartmouth College and an M.B.A. from the Tuck School of Business at Dartmouth.

        Howard Bernstein, M.D., Ph.D. has served as Executive Vice President, Research and Development of the Company since February 2007, as Senior Vice President, Research and Development since January 2000 and as Vice President of Research and Development from 1994 to January 2000. Prior to joining the Company, Dr. Bernstein served as Vice President of Pharmaceutical Development at Alkermes, Inc. from 1992 to 1994 and as Vice President of Research at Enzytech Inc. from 1991 to 1992. Dr. Bernstein holds an M.D. from Harvard Medical School and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

        Dennis Bucceri has served as Senior Vice President, Regulatory Affairs since January 2007. Prior to joining the Company, Mr. Bucceri served as Vice President, Regulatory Affairs for the Therapeutics Group of Genzyme Corporation from 2000 to 2007. Mr. Bucceri served at Hoechst-Roussel for 20 years in roles of increasing responsibility including Vice President, Regulatory Affairs, and held senior-level regulatory roles at Serono Laboratories and Astra, USA. Mr. Bucceri began his career as a Commissioned Officer at the U.S. Food and Drug Administration.

        Lawrence A. Gyenes has served as Senior Vice President, Chief Financial Officer and Secretary since October 2007 and as Treasurer since March 2008. From March 2007 to July 2007, Mr. Gyenes served as Chief Financial Officer of Zila, Inc. From March 2006 to February 2007, Mr. Gyenes provided independent healthcare financial consulting services primarily to investment management firms. From August 2004 to October 2005, Mr. Gyenes was Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc. From July 2001 to July 2004, Mr. Gyenes was Chief Financial Officer of privately held Reliant Pharmaceuticals, Inc. From January 2001 to June 2001, Mr. Gyenes consulted on the divestiture of the DuPont Pharmaceuticals Company. Previously, Mr. Gyenes served as Chief Financial Officer of Rand McNally & Co., CompuServe Corporation and Helene Curtis, Inc. Mr. Gyenes spent 15 years in progressively more responsible positions with G. D. Searle & Co. completing his career there as Corporate Vice President, Finance responsible for the company's global finance and information technology functions. Mr. Gyenes has a B.S. in Accounting from the University of Illinois and an MBA from the University of Chicago.

        Richard Walovitch, Ph.D. has served as Senior Vice President, Clinical Research of the Company since November 2005 and as Vice President, Clinical Research from March 1997 to November 2005. Prior to joining Acusphere, Dr. Walovitch was Vice President of Pre-clinical and Clinical Research at Epix Medical Inc. (formerly Metasyn) from 1993 to 1997 and the International Project Clinician at DuPont Merck Pharmaceutical Company from 1988 to 1993. Dr. Walovitch holds a B.S. in Biology and a Ph.D. in Pharmacology from the University of Illinois.

        Frank Baldino, Jr., Ph.D. has served as a director of the Company since April 2001 and as the Presiding Director since March 2005. Dr. Baldino is the founder of Cephalon, Inc., an integrated specialty biopharmaceutical company involved in the development of therapeutics for neurological disorders, sleep disorders and cancer. He has served as President, Chief Executive Officer and a Director of Cephalon since its inception in 1987 and is currently Chairman of the Board. Dr. Baldino holds adjunct academic appointments, including Adjunct Associate Professor of Pharmacology at Temple University School of Medicine, and Adjunct Associate Professor of Physiology and Biophysics and Adjunct Associate Professor of Neurology at Hahnemann University. Dr. Baldino is currently a director of Pharmacopeia, Inc. and NicOx S.A.

        Garen Bohlin has served as a director of the Company since January 2005. Mr. Bohlin is the Chief Operating Officer for Sirtris Pharmaceuticals, Inc. in Cambridge, Massachusetts. Prior to joining Sirtris, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. Prior to joining Syntonix, Mr. Bohlin was Executive Vice President of Genetics Institute where he was responsible for essentially all of the non-scientific areas that comprised approximately half of the then 1600 employees. Mr. Bohlin spent 14 years in executive management at Genetics Institute managing significant growth and playing a leading role in the closing of a broad range of financings. Prior to Mr. Bohlin's tenure at Genetics Institute he spent 13 years at Arthur Andersen & Co. In addition to serving on Acusphere's Board, he is also a member of the Board of Directors of Targanta Therapeutics Corporation.

        Sandra Fenwick has served as a director of the Company since September 2004. Ms. Fenwick is Chief Operating Officer Children's Hospital in Boston, Massachusetts. Prior to joining Children's Hospital in 1999, Ms. Fenwick was Senior Vice President of System Development for CareGroup, Inc. Before its merger with CareGroup, Ms. Fenwick served at Beth Israel Hospital for 20 years in various areas of increasing responsibility including Vice President and Deputy Director, Vice President of Clinical Services Planning and Development and Vice President of Network Development for Beth Israel Healthcare.

        Martyn Greenacre has served as a director of the Company since July 2001. Mr. Greenacre served in various senior management positions at SmithKline Beecham from 1973 through 1992. From 1989 to 1992, as Chairman Europe, he was responsible for the strategic direction and operational management of pharmaceutical subsidiaries in Europe and for planning and executing European aspects of the merger between SmithKline Beckman and Beecham Pharmaceuticals. He has also served as Chief Executive Officer of two life sciences companies, Zynaxis Inc. from 1993 to 1997 and Delsys Pharmaceutical Corp. from 1997 to 2001. He is currently a director of Cephalon, Inc., Curis, Inc., Orchestra Therapeutics, Inc. (formerly Immune Response Corp.) and chairman of the board of directors of BMP Sunstone Corporation (f/k/a Beijing Med-Pharm Corporation).

        Derek Lemke-von Ammon has served as a director of the Company since September 2002. Mr. Lemke-von Ammon is a Partner at FTVentures. From 1998 to 2004 Mr. Lemke-von Ammon was Director of Private Equity, Managing Partner of Thomas Weisel Capital Partners and a member of the firm's Executive Committee. From 1989 to 1998 Mr. Lemke-von Ammon was a Partner and Director of Private Equity for Montgomery Securities. Prior to joining Montgomery Securities, Mr. Lemke-von Ammon was a Vice President at Dain Bosworth Incorporated where he was employed from 1985 to 1989. He also worked as a corporate and securities attorney from 1983 to 1985 for Bogle & Gates in Seattle.

        Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. The officers listed above are all of the Company's executive officers as of the date of this Proxy Statement. The Company has other functional officers who have titles of vice president but who are not deemed to be executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Director Independence

        The Board of Directors has determined that each of Messrs. Bohlin, Greenacre and Lemke-von Ammon and Ms. Fenwick is independent within the meaning of the Company's director independence standards and the director independence standards of The NASDAQ Stock Market LLC ("NASDAQ")

and the Securities and Exchange Commission ("SEC") including Rule 10A-3(b)(1) under the Securities Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company's, NASDAQ's and the SEC's committee independence standards.

        Until March 28, 2008, Dr. Baldino was also considered "independent" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and the rules of the Securities and Exchange Commission. On March 28, 2008, the Company entered into a license agreement with Cephalon, Inc., of which Dr. Baldino is currently President, Chief Executive Officer and a Director. Effective March 28, 2008, Dr. Baldino resigned as a member of the Company's Compensation Committee.

Executive Sessions of Independent Directors

        Executive sessions of the independent directors are held several times a year following regularly scheduled in-person meetings of the Board of Directors. In 2007, six such executive sessions were held. Executive sessions do not include non-independent directors.

Presiding Director of the Board of Directors

        In 2004, the Board of Directors designated Dr. Baldino to serve as Presiding Director until his earlier resignation, replacement or removal. The Presiding Director oversees the creation of an agenda for each meeting of the Board of Directors, seeks to ensure that topics at each meeting of the Board of Directors are effectively covered and acts as the principal liaison between the non-employee Directors and management of the Company. One of Dr. Baldino's responsibilities as Presiding Director was to preside over the executive sessions of the Board of Directors, in which only independent directors participate. Effective as of March 28, 2008, Dr. Baldino will no longer attend or preside over such executive sessions of the Board of Directors.

Policies Regarding Director Nominations

Director Qualifications.

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  A director must have substantial or significant business or professional experience or an understanding of life sciences, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

  •
  A director must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a committee of the Board of Directors.

        In addition, the Nominating and Corporate Governance Committee will consider the following qualities and skills, among others, in its selection of director:

  •
  Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

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  Leadership or substantial achievement in the director's particular field;

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  Demonstrated ability to exercise sound business judgment;

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  Integrity and high moral and ethical character;

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  Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

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  Capacity and desire to represent the balanced, best interests of the security holders as a whole and not primarily a special interest group or constituency;

  •
  Ability to work well with others;

  •
  High degree of interest in the business of the Company;

  •
  Dedication to the success of the Company;

  •
  Commitment to responsibilities of a director;

  •
  International business or professional experience; and

  •
  Operational experience, in particular for life-sciences companies or organizations.

Process for Identifying and Evaluating Director Nominees.

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires regarding experience, background and independence, comprehensive background checks from a qualified company of the Company's choosing, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. There is no difference in the criteria used by the Nominating and Corporate Governance Committee to evaluate Director nominees, whether nominated by the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director's approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Director's appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders.

        The Nominating and Corporate Governance Committee will consider director candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:

        The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting.

        Such recommendation for nomination must be in writing and include the following:

  •
  Name and address of the stockholder making the recommendation, as they appear on the Company's books and records, and of such record holder's beneficial owner;

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  Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

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  Name of the individual recommended for consideration as a director nominee;

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  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board of Directors and elected;

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company's criteria and would be able to fulfill the duties of a director; and

  •
  A written statement from each of the stockholder and the candidate as to whether they consent to being identified in the Company's proxy statement, assuming all other procedural and regulatory requirements are satisfied.

        Nominations may be sent to the attention of the Secretary of the Company by U.S. mail or expedited delivery service to Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472, attn: Nominating and Corporate Governance Committee.

        Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated in accordance with the minimum criteria set forth above and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Stockholder Communications with the Board of Directors

        The Board of Directors strives to provide to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of the Directors through an established process for security holder communication (as that term is defined by the rules of the SEC) ("security holder communication") as follows:

        For security holder communication directed to the Board of Directors as a whole, security holders may send such communication via the method listed below:

  U.S. Mail or Expedited Delivery Service:
  Acusphere, Inc.
  500 Arsenal Street
  Watertown, MA 02472
  Attn: Board of Directors, c/o Secretary

        For security holder communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via the method listed below:

  U.S. Mail or Expedited Delivery Service:
  Acusphere, Inc.
  500 Arsenal Street
  Watertown, MA 02472
  Attn: Name of Individual Director, c/o Secretary

        The Company will forward by U.S. mail any such security holder communication to the Board of Directors as a whole, or to any individual director, as specified by the security holder.

        Communications from an officer or director of the Company and proposals submitted by security holders to be included in the Company's definitive proxy statement, pursuant to Rule 14a-8 of the Exchange Act, (and related communications) will not be viewed as a security holder communication. Communications from an employee or agent of the Company will be viewed as security holder communication only if such communications are made solely in such employee's or agent's capacity as a security holder.

Policy Regarding Director Attendance at Annual Meetings

        It is the Company's policy that a meeting of the Board of Directors be scheduled on the same day as the Company's Annual Meeting of Stockholders and all directors are encouraged to attend the Annual Meeting of Stockholders. All members of the Company's Board of Directors attended the Annual Meeting of Stockholders held in 2007.

Code of Business Conduct and Ethics

        The Company has adopted a "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and a "code of conduct" as defined by qualitative listing requirements promulgated by NASDAQ that apply to all of the Company's directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics may also be obtained by any person, without charge, upon request directed to the Company's Investor Relations department at: Acusphere, Inc., Attention: Investor Relations, 500 Arsenal Street, Watertown, MA 02472.

        The Company intends to disclose amendments to or waivers (including implicit waivers) of any provision of the Code of Business Conduct and Ethics that apply to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company's web site available at http://www.acusphere.com or as otherwise required by applicable rules and regulations.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met six times (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2007 and took action by written consent five times. Each of the directors attended at least five out of the six meetings of the Board of Directors and all meetings of the committees on which he or she serves. During 2007, the independent directors met in executive session at regularly scheduled meetings.

Committees of the Board of Directors

        The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Compensation Committee

        The Compensation Committee currently consists of Ms. Fenwick and Mr. Lemke-von Ammon. Dr. Baldino served as the chairperson of the Compensation Committee throughout 2007 and resigned as a member of the Compensation Committee effective March 28, 2008. Dr. Baldino,

Mr. Lemke-von Ammon and Ms. Fenwick served on the Compensation Committee throughout 2007. The Board of Directors has determined that each current member of the Compensation Committee is independent within the meaning of the Company's and NASDAQ's director independence standards.

        The Compensation Committee reviews and evaluates the compensation and benefits of all executive officers of the Company, including the Company's Chief Executive Officer, reviews and approves general policy matters relating to compensation and benefits of employees of the Company's compensation and benefit strategies and policies of the Company and administers the Company's incentive compensation and benefits plans relating to executive officers of the Company, including the Company's 1994 Stock Plan, the 2003 Stock Option and Incentive Plan, the 2003 Employee Stock Purchase Plan and the Amended and Restated 2005 Stock Option and Incentive Plan. The role of the Compensation Committee is described in greater detail under the section entitled "Compensation Discussion and Analysis."

        The Compensation Committee met four times during the fiscal year ended December 31, 2007, including one such meeting via teleconference.

        The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee Charter is posted on our website at http://www.acusphere.com.

Audit Committee

        The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Messrs. Bohlin and Greenacre and Ms. Fenwick. Mr. Bohlin serves as chairperson of the Audit Committee. Messrs Bohlin and Greenacre and Ms. Fenwick served on the Audit Committee throughout 2007. The Board of Directors has also determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Company has determined that each of the members of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Bohlin is an "audit committee financial expert" as defined in recently adopted SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bohlin's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Bohlin any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

        The Audit Committee:

  •
  Makes recommendations to the Board of Directors regarding the selection of the Company's independent registered public accounting firm;

  •
  Reviews the independence of such independent registered public accounting firm;

  •
  Reviews the results and scope of the audit and other services provided by the independent registered public accounting firm;

  •
  Reviews the professional fees payable to the independent registered public accounting firm;

  •
  Serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

  •
  Recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

  •
  Reviews and evaluates the Company's internal accounting procedures and controls.

        Deloitte & Touche LLP currently serves as the Company's independent registered public accounting firm. The Audit Committee met seven times during the fiscal year ended December 31, 2007, including three meetings via teleconference.

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is available on our website at http://www.acusphere.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of Messrs. Bohlin, Greenacre and Lemke-von Ammon. Mr. Greenacre serves as chairperson of the Nominating and Corporate Governance Committee. Messrs. Bohlin, Greenacre and Lemke-von Ammon served on the Nominating and Corporate Governance Committee throughout 2007. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company's, NASDAQ's and the SEC's director independence standards. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding board composition and structure, criteria for board membership and policies relating to the recruitment of board members, assists in identifying and evaluating candidates to be potential new members of the board and oversees the development of policies and processes regarding principles of corporate governance. As described above in the section entitled "Policies Regarding Director Nominations," the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2007, including one such meeting via teleconference.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The Nominating and Corporate Governance Committee Charter is available on our website at http://www.acusphere.com.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Ms. Fenwick and Mr. Lemke-von Ammon. Dr. Baldino served as chairperson of the Compensation Committee throughout 2007 and resigned as a member of the Compensation Committee effective March 28, 2008. Dr. Baldino, Mr. Lemke-von Ammon and Ms. Fenwick served on the Compensation Committee throughout 2007. No person who served as a member of the Compensation Committee was, at any time during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, formerly an officer of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure herein under SEC rules. During the last year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of any other entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) our Chief Executive Officer, Chief Financial Officer, our former Chief Financial Officer, our Vice President, Finance, and our three other most highly compensated executive officers (the "Named Executive Officers"); and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Endowment Capital Group LLC(3) 1105 N. Market Street, 15th Floor Wilmington, Delaware 19801	4,663,903	9.8%
The Baupost Group, L.L.C.(4) 10 St. James Avenue, Suite 2000 Boston, Massachusetts 02116	2,846,736	6.1
Bank of America Corporation(5) Bank of America Corporate Center 100 North Tyron Street, Floor 25 Charlotte, North Carolina 28255	2,968,654	6.4
Deutsche Bank AG(6) Taunusanlage 12 D-60325 Frankfurt Germany	2,744,809	5.9
Meditor Group Ltd.(7) 79 Front Street Hamilton, Bermuda	2,363,637	5.0
Quaker Capital Management Corporation(8) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	2,321,125	5.0
Sherri C. Oberg(9)	895,147	1.9%
Lawrence A. Gyenes(10)	37,499	*
John F. Thero(11)	91,504	*
Frederick W. Ahlholm, CPA(12)	43,365	*
Howard Bernstein, M.D., Ph.D.(13)	377,700	*
Richard Walovitch, Ph.D.(14)	127,029	*
Dennis Bucceri(15)	35,625	*
Frank Baldino, Jr., Ph.D.(16)	167,582	*
Martyn Greenacre(17)	125,624	*
Sandra Fenwick(18)	103,599	*
Derek Lemke-von Ammon(19)	104,455	*
Garen Bohlin(20)	122,290	*
All executive officers, directors and nominees as a group(21) (10 persons)	2,231,419	4.6%

*
Represents less than 1% of the outstanding Common Stock

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days of the Record Date.

(2)
Applicable percentage of ownership as of the Record Date is based upon 46,633,587 shares of Common Stock outstanding as of the Record Date.

(3)
With respect to information relating to Endowment Capital Group LLC ("Endowment Capital"), the Company has relied, in part, on information supplied by such person on Amendment 2 to Schedule 13G filed with the SEC on February 12, 2008. Endowment Capital, L.P. and Long Drive, L.P. (collectively, the "Limited Partnerships") own in the aggregate 3,942,402 shares of Common Stock. Endowment Capital is the sole general partner of each of the Limited Partnerships. Mr. Philip Timon is the sole managing member of Endowment Capital. As a result, Mr. Timon possesses the sole power to vote and the sole power to direct the disposition of the Shares held by the Limited Partnerships and may be deemed to have beneficial ownership of the shares. Also includes 721,501 shares of Common Stock issuable upon conversion of the Company's Preferred Stock.

(4)
With respect to information relating to The Baupost Group, L.L.C. ("Baupost"), the Company has relied, in part, on information supplied by such person on Amendment 3 to Schedule 13G filed with the SEC on February 12, 2008. SAK Corporation is the manager of Baupost, and Seth A. Klarman, as the sole director of SAK Corporation, may be deemed to have beneficial ownership of the shares of Common Stock held by Baupost. Includes 246,154 shares of Common Stock issuable upon exercise of warrants.

(5)
With respect to information relating to Bank of America Corporation ("Bank of America"), the Company has relied, in part, on information supplied by such entity on a Schedule 13G filed with the SEC on February 7, 2008. Bank of America Ventures ("Ventures") has sole voting and investment power with respect to 1,375,975 shares of Common Stock. Bank of America, N.A. ("BANA") has sole voting and investment power with respect to 17,017 shares of Common Stock and shared voting and investment power with respect to 2,554,534 shares. NB Holdings Corporation ("Holdings") has shared voting and investment power with respect to 2,522,301 shares. Bank of America has shared voting and investment power with respect to 2,675,184 shares. BancBoston Ventures, Inc. has sole voting and investment power with respect to 292,554 shares. Each of Columbia Management Group LLC has shared voting and investment power with respect to the 649,307shares over which Columbia Management Advisors LLC has sole voting and investment power. Bank of America Investment Corporation has sole voting and investment power over 152,883 shares of Common Stock. Bank of America Capital Advisors has direct sole voting and investment power over 187,143 shares. United States Trust Company, NA has shared voting and investment power over 164,800 shares. BANA owns all of the outstanding equity interest in Ventures. Holdings owns all of the outstanding equity interests in BANA. Bank of America owns all of the outstanding equity interests in Holdings. Includes 187,936 shares of Common Stock issuable upon exercise of warrants.

(6)
With respect to information relating to Deutsche Bank AG ("Deutsche"), the Company has relied, in part, on information supplied by such person on a Schedule 13G filed with the SEC on January 28, 2008.

(7)
With respect to information relating to Meditor Group Ltd., the Company has relied, in part, on information supplied by such person on a Schedule 13G filed with the SEC on July 26, 2007. Includes 524,216 shares of Common Stock issuable upon exercise of warrants.

(8)
With respect to information relating to Quaker Capital Management Corporation ("Quaker"), the Company has relied, in part, on information supplied by such entity on Amendment 2 to Schedule 13G filed with the SEC on February 14, 2008. Represents 1,658,562 shares of Common Stock owned by various investment advisory clients of Quaker and 4,000 shares of Common Stock held by employees of Quaker. Includes 408,163 shares of Common Stock issuable upon conversion of the Company's Preferred Stock and 250,400 shares of Common Stock issuable upon exercise of warrants.

(9)
Includes 753,448 shares issuable to Ms. Oberg upon exercise of stock options. Also, includes 35,700 shares held by the AMO Irrevocable Trust-2000 and 35,700 shares held by the EAO Irrevocable Trust-2000, for the benefit of Ms. Oberg's two children, respectively, 3,334 shares held by Lambert. R. Oberg and Jean P. Oberg, the in-laws of Ms. Oberg, and 3,334 shares held by Mary C. Carroll and A. David Carroll, the parents of Ms. Oberg. Ms. Oberg disclaims beneficial ownership of these shares.

(10)
Includes 37,499 shares issuable to Mr. Gyenes upon exercise of stock options. Mr. Gyenes has served as the Company's principal financial officer and principal accounting officer since October 1, 2007.

(11)
Mr. Thero served as the Company's Chief Financial Officer from January 1, 2007 until his resignation on June 30, 2007.

(12)
Includes 42,114 shares issuable to Mr. Ahlholm upon exercise of stock options. Mr. Ahlholm served as the Company's interim principal financial officer from June 30, 2007 until the appointment of Mr. Gyenes as the Company's Chief Financial Officer on October 1, 2007.

(13)
Includes 325,453 shares issuable to Dr. Bernstein upon exercise of stock options.

(14)
Includes 124,029 shares issuable to Dr. Walovitch upon exercise of stock options.

(15)
Includes 35,625 shares issuable to Mr. Bucceri upon exercise of stock options.

(16)
Includes 12,667 shares of restricted Common Stock and 122,957 shares issuable to Dr. Baldino upon exercise of stock options. Dr. Baldino's address is c/o Cephalon, Inc., 145 Brandywine Parkway, West Chester, PA 19380.

(17)
Includes 12,667 shares of restricted Common Stock and includes 102,957 shares issuable to Mr. Greenacre upon exercise of stock options. c/o Acusphere, Inc. 500 Arsenal Street, Watertown, MA 02472.

(18)
Includes 81,144 shares issuable to Ms. Fenwick upon exercise of stock options and 10,000 shares held by Ms. Fenwick's husband. Ms. Fenwick's address is c/o Children's Hospital, 300 Longwood Avenue, Boston, MA 02115.

(19)
Includes 68,956 shares issuable to Mr. Lemke-von Ammon upon exercise of stock options. Mr. Lemke-von Ammon's address is c/o FT Ventures, 555 California Street, Suite 2900, San Francisco, CA 94104.

(20)
Includes 92,290 shares issuable to Mr. Bohlin upon exercise of stock options. Mr. Bohlin's address is c/o Sirtris Pharmaceuticals, 790 Memorial Drive, Cambridge, MA 02139.

(21)
Includes an aggregate of 1,744,358 shares issuable upon exercise of stock options.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

        This Compensation Discussion and Analysis (CD&A) provides a narrative overview of Acusphere's executive compensation philosophy, programs and policies. It is intended to highlight for investors significant information relating to our executive compensation programs and includes analysis on the compensation earned by our named executive officers, as detailed in the executive compensation tables. Our named executive officers include individuals who served as our chief executive officer, chief financial officer, as well as our other three most highly compensated executive officers of the Company, who served in such capacities during the 2007 fiscal year.

Overview

        The primary objective of the compensation committee of our board of directors is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders. To achieve these objectives, the compensation committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of the executive's overall compensation to our research, clinical, regulatory and operational performance.

        We develop our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the pharmaceutical and biotechnology industry. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. We have also engaged experienced consultants to help us analyze these data and to compare our compensation programs with the practices of the companies represented in the compensation data we review. The compensation committee reviews all components of compensation for named executive officers. The compensation committee also, in accordance with its charter, among other responsibilities, administers incentive compensation plans and reviews and makes recommendations to company management on company-wide compensation programs and practices.

        Through our pay-for-performance compensation philosophy, we endeavor to provide compensation opportunities that:

  •
  attract, motivate and retain individuals of superior ability and managerial talent critical to our long-term success;

  •
  align executives' interests with our corporate strategies, business objectives and the long-term interests of our shareholders; and

  •
  create incentives to achieve key strategic performance measures.

        Our performance-driven compensation policy consists of the following four components:

  •
  base salary;

  •
  incentive compensation;

  •
  long-term incentive awards; and

  •
  severance agreements.

        In order to attract executives capable of creating and managing corporate growth, the compensation committee reviews compensation data for comparable positions in similarly-sized companies, reviews the compensation of qualified candidates in their current positions and evaluates the level of total compensation which it believes is necessary to attract the best candidates to join the Company while giving consideration to the short and long term goals of the position and the relative level of such compensation to other executive officers at the Company. In order to retain and motivate experienced executives, the compensation committee targets total compensation, for experienced executives who achieve a high percentage of their goals, at approximately the seventy-fifth percentile for comparable positions in similarly-size companies represented in the compensation data we review. The compensation committee believes that the seventy-fifth percentile of the compensation data is the appropriate level necessary to accomplish this goal. Actual compensation levels for such executives can be set above or below this target level based upon the level of experience and performance of each executive. The Company seeks to grow and become a leading specialty pharmaceutical company that develops and commercializes new drugs and improves the formulation of existing drugs. In order to accomplish this objective, we expect our executives to perform at high levels. Executives who do not perform at, or above, the high levels we expect are targeted for compensation at lower levels and may be reassigned or dismissed. Performance compensation is linked to specific, measurable corporate and individual goals. We use short-term compensation (base salaries and annual cash incentive awards) and long-term incentive awards to achieve our goal of driving long-term growth. We believe that long-term growth and value will be derived from setting challenging goals and creating clear incentives for achieving such goals. We believe that achievement of these goals is aligned with the long-term interests of our shareholders. We recognize in a company such as ours, which is seeking to develop potential new products, that there are numerous risks and uncertainties and that goals periodically need to be adjusted to reflect changes in circumstances and to encourage management to find effective ways to overcome unanticipated or otherwise new challenges.

        Each calendar year, an annual operating plan, including definition of key goals, is proposed by management. The board of directors reviews and approves the annual operating plan. Near the beginning of each calendar year, the compensation committee approves corporate goals for incentive purposes which goals are based on the annual operating plan. Corporate goals target the achievement of specific research, clinical, regulatory and operational milestones. Individual goals, which also are set near the beginning of each year, focus on contributions which facilitate the achievement of the corporate goals. Individual goals for our chief executive officer are the same as the corporate goals. Individual goals for the other named executive officers are set by the chief executive officer, in consultation with the compensation committee.

        In prior years, general criteria for evaluating the corporate performance have included measures such as product development and clinical trial milestones. Individual performance goals include completion of certain projects and achievement of targets in support of corporate goals, by area of responsibility. These include specific inter- and intra- department projects and timely achievement of milestones within those projects, adherence to budget and performance targets, and on-time, high-quality execution of recurring department responsibilities.

Base Salary

        Base salaries, the fixed regular component of executive compensation, for each of our executive officers, including the chief executive officer, is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles, and are generally set at approximately the seventy-fifth percentile of salaries that we believe are paid to peers with comparable qualifications, experience, responsibilities and performance at similarly situated companies. In setting compensation levels, the compensation committee takes into account such factors as (i) past corporate level performance and expectations of future performance, (ii) individual performance and experience,

(iii) base salary levels among a competitive peer group, (iv) the general and industry-specific business environment and (v) individual performance. The chief executive officer reviews and evaluates the performance of each executive officer, which is factored into the salary reviews. The compensation committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to our corporate short-, medium- and long-term goals and strategies, as established by our board of directors. Generally, salary decisions for the management are made near the beginning of each calendar year. The compensation committee may adjust annual base salaries of employees if individual performance is at or above pre-established performance expectations. Fiscal year 2007 base salaries were determined by the compensation committee after considering these factors.

        Our compensation plans are developed by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the pharmaceutical and biotechnology industry, in particular we utilize compensation data provided by the Aon/Radford Surveys + Consulting ("Aon Consulting").

        We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from companies with numbers of employees and market capitalizations similar to our profile. With respect to 2007 compensation, we in 2006 reviewed companies with similar-sized companies with market capitalizations greater than $35.0 million and less than $250.0 million, in particular Antigenics, Curis Pharmaceuticals, Epix Pharmaceuticals and Immunogen. Companies in this group can change rapidly. We annually reassess the relevance of the peer group and make changes when judged appropriate. We have also engaged a consultant, Mercer Human Resource Consulting, to help us evaluate peer companies for compensation purposes, analyze applicable compensation data and determine appropriate compensation levels for our chief executive officer.

        We strongly believe in attracting and retaining the best talent among our senior executive management team. Therefore, the compensation committee benchmarks annual cash compensation, as well as long-term performance compensation, at approximately the seventy-fifth percentile for executive officers performing similar job functions at companies in our peer group, adjusted to reflect relative company size and performance. The compensation committee may approve total compensation packages for senior executive management that vary, lower or higher, from the peer group based on several principal factors, including level of overall experience, tenure with Acusphere and performance ratings over several years. Overall, the compensation committee believes that our compensation programs, as structured, are within the market range of our peer group, based on survey information reviewed each year.

        The salaries of our named executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. In connection with its annual review, The compensation committee generally targets the salary of our named executive officers at the seventy-fifth percentile of our peer companies as described above. In determining the appropriate salary increase for Ms. Oberg from 2007 to 2008, as set forth below, the compensation committee took into account a number of factors including, the performance of the Company over 2007, independent of the performance of the common stock price, the development of the Company's clinical program for Imagify™ (perflubutane polymer microspheres for delivery in an injectable suspension, formerly known as AI-700), the Company's progress toward an NDA filing for Imagify with the FDA and the qualifying of the Company's commercial manufacturing facility. The compensation committee further considered Ms. Oberg's commitment to the Company and its employees during 2007. The compensation committee increased Ms. Oberg's salary from $441,818 in 2007 to $463,910 in 2008. Base salary at the seventy-fifth percentile of our peer companies for Ms. Oberg would have been $516,000.

        The compensation committee increased Mr. Bernstein's salary from $310,000 in 2007 to $325,000 in 2008 as described below. This increase in base salary is at the seventy-fifth percentile of our peer companies. The compensation committee increased Mr. Bucceri's salary from $275,000 in 2007 to $290,000 in 2008 as described below. Base salary at the seventy-fifth percentile of our peer companies for Mr. Bucceri would have been $280,000. In deciding to increase Mr. Bucceri's salary above the seventy-fifth percentile, the compensation committee considered his extraordinary level of experience, exceptional performance over 2007 and his value to the Company at this critical stage in the Company's development. The compensation committee increased Mr. Walovitch's salary from $273,000 in 2007 to $280,000 in 2008. Base salary at the seventy-fifth percentile of our peer companies for Mr. Walovitch would have been $268,000. In deciding to increase Mr. Walovitch's salary above the seventy-fifth percentile the compensation committee considered his value to the Company given the Company's plans to submit an NDA for Imagify. The following table sets forth base salaries of our named executive officers for 2006, 2007 and 2008 and the percentage increase for each named executive officer.

Executive	2006 Salary(1)	2007 Salary(2)	2008 Salary(3)	% Increase (2007-2008)
Sherri C. Oberg	$420,799	$441,818	$463,910	5.0%
Lawrence A. Gyenes(4)	N/A	$325,000	$325,000	0.0%
John F. Thero	$280,000	$299,600	N/A	N/A
Frederick W. Ahlholm(5)	N/A	$193,011	N/A	N/A
Howard Bernstein	$299,000	$310,000	$325,000	4.8%
Richard Walovitch	$260,000	$273,000	$280,000	2.5%
Dennis Bucceri	N/A	$275,000	$290,000	5.5%

(1)
Represents base salary during 2006 on an annualized basis. For amounts actually paid during 2006, see "Summary Compensation Table" below.

(2)
Represents base salary during 2007 on an annualized basis. For amounts actually paid during 2007, see "Summary Compensation Table" below.

(3)
Represents base salary during 2008 on an annualized basis.

(4)
Mr. Gyenes joined the Company in October 2007 and, therefore, was not eligible to receive a salary increase at this time.

(5)
Mr. Ahlholm served as the Company's interim principal financial officer from June 30, 2007 until the appointment of Mr. Gyenes as the Company's principal financial officer and principal accounting officer on October 1, 2007.

Non-Equity Incentive Compensation

        Incentive compensation is administered pursuant to our management incentive plan and is intended to reward individual performance during the year and can therefore be highly variable from year to year. Incentive compensation for our senior management is designed to focus on realistic but challenging research, clinical, regulatory and operational goals, encourage senior management to work as a team to advance our corporate goals, provide a short-term cash incentive for executive officers to achieve goals above and beyond predetermined corporate objectives and attract and retain high quality senior management. The amount of incentive compensation depends on the level of achievement of the stated corporate and individual performance goals, with a target bonus generally set as a percentage of base salary. In its discretion, the compensation committee may, however, award bonus payments to our executive officers above or below the amounts specified in our management incentive plan.

        The corporate goals under our management incentive plan are established by our compensation committee in consultation with our chief executive officer, after approval of our operating plan by the board of directors. The individual goals for our chief executive officer are the same as the corporate goals. The individual goals of other executive officers, and all other members of management who report to the chief executive officer, are determined from an iterative process which involves senior management, the chief executive officer and the compensation committee. For any executive officer to be eligible for a bonus, the compensation committee must determine that at least 80% of predetermined corporate objectives have been achieved. Incentive bonus opportunities will thus increase or decrease in unison with our corporate results. The target bonus under the management incentive plan was 50% of base salary for Ms. Oberg, our president and chief executive officer, 40% of base salary for our chief financial officer and 20 to 35% for each of the other named executive officers. The compensation committee has discretion in assessing individual performance and compensation and can, at its discretion, provide incremental awards to executive officers. In summary, this element of executive compensation is earned on the basis of corporate success in executing the company's operating plan and on the basis of individual success in supporting that process. In 2007, our corporate goals were designed to foster and reward progress with respect to:

  •
  release data on our RAMP-2 trial during the second quarter of fiscal year 2007 (20% weighting).

  •
  ensure progress toward our Imagify NDA submission (20% weighting) by completing aseptic validation, producing clinical trial materials (CTM) and filing the NDA;

  •
  advance our product development pipeline beyond Imagify (30% weighting); and

  •
  ensure that we have sufficient capital to run our business (30% weighting).

        For fiscal year 2007, the individual goals of our executive officers whose goals were not the corporate goals were designed to support the corporate goals, including key corporate objectives, such as goals related to strategic planning, and achievement of specific research, clinical, regulatory, operational and financial performance. Awards for 2007 were based on a written comparison of the actual performance of the executive officer against his or her predetermined performance objectives.

        For fiscal year 2007, our compensation committee determined that in the aggregate less than the required minimum of 80% of the predetermined corporate objectives had been achieved. Accordingly, no fiscal year 2007 bonuses were awarded.

        The primary focus of the Company during 2007 was directed towards the development of Imagify. There are numerous risks and uncertainties associated with advancing a product through Phase 3 clinical trials and preparing for an NDA. In setting and evaluating the performance of the Company and named executive officers, the compensation committee looks at performance against specific goals but also evaluates how they adapt to and overcome unexpected challenges. We recognize that such decisions can cause short-term delays in program development but we believe that the overall benefit of such decisions outweigh the short term costs and that management should be rewarded for taking difficult actions which are believed to be in the long-term interest of the Company's shareholders.

        In fiscal year 2007, the compensation committee also approved a special one-time bonus payment of $60,000 to Mr. Ahlholm, our Vice President, Finance, payable contingent upon Mr. Ahlholm's employment with us through the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2007. See "Summary Compensation Table" below.

        Annually, the compensation committee reviews the management incentive plan (including the performance goals) to ensure that it is designed in a manner that continues to motivate employees to achieve our performance goals. Our corporate goals for 2008 are designed to foster and reward progress with respect to:

  •
  ensure progress toward Imagify approval by filing an NDA and completing process validation batches/CTM (40% weighting);

  •
  prepare for successful launch of Imagify by developing a commercialization plan (20% weighting); and

  •
  ensure that we have sufficient capital to run our business (40% weighting).

        In fiscal year 2008, the management incentive plan was modified such that, if the minimum company achievement level of 80% is not reached, but participants meet 100% of their individual goals, they will be eligible for 50% of their bonus payment amount.

Long-term Incentive Compensation

        We believe that equity ownership aligns the interests of executive officers with those of our shareholders. The compensation committee generally grants options that become exercisable over a four year period as a means of encouraging retention among executive officers and to promote corporate level success. The compensation committee awards named executive officer stock options with exercise prices equal to the market price of the common stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of our common stock increases and our shareholders have also benefited. Each stock option granted vests over a defined schedule, typically four years, and must be exercised within a defined period of time, typically ten years from the date of grant. Historically, the compensation committee has utilized stock options to provide executive officers with long-term incentive compensation because it believes that stock options best achieved the intended goal of motivating executive officers and aligning their interest with our shareholders. However, the compensation committee periodically evaluates other methods of providing long-term incentive compensation and is not restricted to only using stock options and may elect to use other methods as circumstances change.

        The compensation committee grants to named executive officers stock option awards at the time they commence employment or are promoted, as well as on an annual basis, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. Stock options granted on an annual basis as part of the company's performance and compensation review process are granted with per share exercise prices equal to the closing market price for the Company's stock on the date of grant. The date of grant is the date of the first meeting each year of the compensation committee the date of which meeting is established in advance. Based upon review of publicly available compensation data and subscription compensation survey data for regional and national companies in the pharmaceutical and biotechnology industry, the compensation committee views that equity incentive awards, whether in the form of stock options or other methods, is a necessary component of the Company's overall compensation program in order to competitively attract, retain and motivate experienced executives.

        When establishing stock option grant levels, the compensation committee considers general corporate performance, individual performance, the chief executive officer's recommendations (for executive officers other than the chief executive officer), level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. The compensation committee believes that equity grants in the form of stock options help align the interests of the named executive officers with those of the shareholders and provide each named executive officer with a significant incentive to manage Acusphere from the perspective of an owner with an equity stake in the business. The compensation committee views granting options as a retention device and therefore also reviews the status of vesting and number of vested and unvested options at the time of grant. The compensation committee evaluates grants of stock options on an individual basis for each of the Company's named executive officers. The compensation committee recognizes that the aggregate level of stock options held by the Company's named executive officers as a percentage of total shares outstanding has declined as a group over recent years, and may continue to decline as the Company grows. The compensation committee does not target specific ownership levels for this group but rather seeks to ensure that the incentive provided to each named executive officer is competitive with peers and motivating to the individual. Guidelines for the number of stock options and restricted stock awards granted to each named executive officer are determined by the compensation committee based upon several factors, including the named executive officer's level of responsibility, performance and the value of the stock option at the time of grant. As a benchmark for levels of stock option grants, the compensation committee considers the level of annual option grants for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies. Notwithstanding the foregoing, the compensation committee is also committed, over time, to increase management's aggregate level of stock options as a percentage of total shares outstanding which has, as noted earlier, declined over recent years and is currently below that of our peer companies.

        In addition, the compensation committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the compensation committee considers individual contributions to our financial, operational and strategic objectives.

Equity Grant Policy

        In March 2007, we adopted an equity grant policy in order to make the grant process more efficient in connection with new hires to ensure that our equity granting practices continue to be maintained in compliance with our equity plans and policies and with all applicable laws, and to specifically prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. In March 2008, we amended and restated our equity grant policy in order to achieve the goals described above while at the same time create a measure of flexibility for our stock option committee and other subcommittees of our compensation committee to grant options to certain non-executive employees. Under this newly adopted policy, all grants will continue to be made at fair market value and calculated based on our closing market price on the grant date. The amended and restated equity grant policy will continue to provide that we will only grant equity awards on a regularly scheduled basis, as follows:

  •
  Grants made in conjunction with the hiring of a new employee will be made on the 15th day of the month following the hire date, or on the next trading day, if the 15th is not a trading day.

  •
  Grants made to existing employees will be made effective on the date of a meeting of the Company's compensation committee, or its subcommittee, which meeting date will be established in advance, with notice given to committee members, in accordance with the compensation committee charter, or effective on the date of a fully executed written consent action of the compensation committee, in accordance with the compensation committee charter, or a duly authorized subcommittee thereof.

  •
  Grants, if any, made to employees which are exceptions to this policy must be approved by the Board of Directors.

  •
  Grants made to the Board of Directors will be made effective on the date of a meeting of the Company's compensation committee which meeting date will be established in advance, with notice given to committee members, in accordance with the compensation committee charter.

  •
  Grants under this policy may be made by the compensation committee or a subcommittee established by the compensation committee provided that the subcommittee not be given authority to grant any options to named executive officers, as defined by Board of Directors and the U.S. Securities and Exchange Commission.

        Grants under this policy may be made by the compensation committee or a subcommittee established by the compensation committee provided that the subcommittee not be given authority to grant any options to named executive officers.

Severance and Change in Control

        We consider it in the best interests of our shareholders to foster the continuous at-will employment of key management personnel and to prevent their departure. In order to provide the key members of management with an incentive to continue their respective at-will employment and to maximize corporate value for the benefit of our shareholders, we entered into executive employment agreements with each of the named executive officers. Under the terms of these agreements, and subject to the terms and conditions contained therein, the named executive officers are entitled to receive compensation and benefits in the event they are terminated other than for cause, death or disability, including in connection with a "change of control" or in the event they terminate their employment with the Company for "good reason."

        Our employment agreements do not provide any compensation to our named executive employees if such named executive employee elects to terminate employment with the company without request for such termination by the company other than good reason as set forth in the executive employment agreements. Our employment agreements entitle our named executive officers to compensation, other than in connection with a change of control or in connection with such officer's permanent disability or death, if he or she is terminated by the Company without cause or if he or she terminates their employment with the Company for good reason. Under such circumstance, severance payments include: a cash payment equal to six times his or her monthly base salary plus payment equal to the product of his or her base monthly salary times the number of full years such executive officer has been employed by us. Additionally, our named executive officers will receive, at our expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

        In the event that, during the 12-month period following a change of control or the period that begins six months prior to the first public comment by us regarding such change of control and ends upon a change of control, we terminate any of the named executive officers, other than for cause, death, or disability, or any of the named executive officers terminates his or her employment for good reason, such named executive officer is entitled to receive (i) a lump sum payment equal to six times his or her monthly base salary, (ii) a lump sum payment equal to the product of his or her monthly base salary times the greater of the number of full years such senior executive had been employed by us or six, (iii) a lump sum payment equal to his or her target bonus for the year in which the change of control occurs, pro rated to cover the portion of the year elapsed plus such pro rated amount to cover six months plus the greater of one month for each full year each named executive officer had been employed by us or six months. Additionally, the named executive officers will receive, at our expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

        Unless at that time the named executive officer elects to forgo the following, upon a change of control, all stock options and other stock-based awards granted to each of the named executive officer will immediately accelerate and become fully exercisable as of the effective date of the change of control.

        In the event any severance payment or benefit to the executive under the employment agreement is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue

Code or is otherwise subject to tax that the employee would not normally be subject to as an employee of the Company, the named executive officers are entitled to a "gross-up payment" that, on an after-tax basis, is equal to the taxes imposed on such payment or benefit.

        The level of severance payments was determined by evaluating executive employment agreements with comparative publicly-traded biotech and pharmaceutical companies. The terms of the severance benefit under the employment agreement is intended to ensure that the executive focuses his or her attention on Company management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value.

Other Compensation

        We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses and relocation assistance when certain executive officers and senior non-executives join us. Whether either, or both, a signing bonus or relocation assistance are paid and the amounts thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying amounts to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and/or to create additional incentive for an executive to join us in a position where there is high market demand.

Common Share Ownership Requirements

        We seek to weight our compensation scheme to ownership of our common shares. We believe that broad-based stock ownership by our employees (including the named executive officers) enhances its ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. The goal of the stock option program is to engage all of our named executive officers as partners in Acusphere's success and help us realize the maximum gain from its strategy. We do not have a formal requirement for share ownership by any group of employees.

Tax Deductibility of Compensation

        Within its performance-based compensation program, we aim to compensate our named executive officers in a manner that is tax-effective for us from a corporate tax perspective. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

        The non-performance based compensation paid in cash to our executive officers for the 2007 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers for fiscal 2008 will exceed that limit.

Conclusion

        Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding performance, with particular emphasis placed on the achievement of our research, clinical, regulatory and operational performance while also seeking to align the long-term interests of our management with those of our stockholders. We believe our compensation strategy is appropriate for a company at our stage of development and as compared to other biotech and pharmaceutical companies with similar market capitalizations.

Summary Compensation

        The following table sets forth summary information concerning the compensation paid or earned services rendered to us in all capacities during the fiscal years ended December 31, 2007 and December 31, 2006, by our chief executive officer, chief financial officer, individuals serving as our principal financial officer during fiscal year 2007 and each of the other three most highly compensated persons serving as our executive officers during fiscal years 2007 and 2006. We refer to these individuals as our named executive officers.

Summary Compensation Table(1)(2)

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Sherri C. Oberg President and Chief Executive Officer	2007 2006	441,818 420,799	— —	— —	167,305 142,119	— 200,000	3,530 3,030	612,653 765,948
Lawrence A. Gyenes(6) Senior Vice President and Chief Financial Officer	2007 2006	81,250 —	— —	— —	7,381 —	— —	18,435 —	107,066 —
John F. Thero(7) Senior Vice President and Chief Financial Officer	2007 2006	166,581 280,000	— —	— —	32,393 174,687	— 112,000	265 3,030	199,239 569,717
Frederick W. Ahlholm(8) Vice President of Finance	2007 2006	193,011 —	— —	— —	11,074 —	— —	63,511 —	267,596 —
Howard Bernstein, M.D., Ph.D. Executive Vice President of Research and Development	2007 2006	310,000 299,000	— —	— —	58,156 76,038	— 100,000	3,530 3,030	371,686 478,068
Dennis Bucceri Senior Vice President of Regulatory Affairs	2007 2006	255,698 —	— —	— —	27,698 —	— —	70,530 —	353,926 —
Richard Walovitch, Ph.D. Senior Vice President of Clinical Research	2007 2006	273,000 260,000	— —	— —	15,960 5,027	— 70,200	3,530 3,030	292,490 338,257

(1)
Compensation under the headings "Bonus" and "Stock Awards" are not included because no compensation in any of these categories was paid to our named executive officers in 2007 or 2006. Amounts which would have appeared in the column under the heading "Bonus" would include non-equity guaranteed or discretionary bonus, hiring bonuses and relocation bonuses. Bonuses awarded under the Company's 2007 Management Incentive Plan are reflected in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The column entitled "Change In Pension Value And Nonqualified Deferred Compensation Earnings" is not included because no compensation in this category was paid to our named executive officers in 2007 or 2006.

(3)
Represents stock-based compensation expense for fiscal 2007 and fiscal 2006 for stock option awards to purchase shares of our common stock granted in 2007 and 2006 to each of Ms. Oberg, Mr. Gyenes, Mr. Thero, Mr. Ahlholm, Dr. Bernstein, Mr. Bucceri and Mr. Walovitch. Stock-based compensation expense for each award was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related award. The amount reflected in this table excludes the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal 2007 and fiscal 2006. There were forfeitures recorded during fiscal 2007 related to awards to Mr. Thero, the expense is shown net of these forfeitures. For information regarding the assumptions made by us in determining the valuation of these awards, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation" in our 2007 Annual Report on Form 10-K. No stock options were granted to Dr. Walovitch in fiscal 2006 as he was granted 50,000 shares upon his promotion in December 2005. All stock option awards granted to each of Ms. Oberg, Mr. Thero, Dr. Bernstein and Dr. Walovitch prior to 2006 were accounted for in accordance with APB Opinion No. 25 and were granted at exercise prices equal to fair value on the date of grant, with the exception of stock options granted in 2003 which for accounting purposes were granted at prices below fair value on the date of grant. Accordingly, no 2006 stock-based compensation expense is reflected above for awards granted prior to 2006 with exception of the 2003 awards for which $49,040, $132,408, $36,780 and $5,027 are included in 2006 for Ms. Oberg, Mr. Thero, Dr. Bernstein and Dr. Walovitch, respectively, representing the proportional value of such 2003 awards which vested during 2006. The balance of the amounts listed above represent stock-based compensation expense recognized in connection with stock option awards granted in 2006 and 2007 to purchase shares of our common stock. The option awards are subject to monthly vesting ratably over 48 months.

(4)
Represents cash incentive awards earned for 2006 and paid in 2007. These cash incentive awards were authorized under our 2006 Management Incentive Compensation Plan and approved by the compensation committee in February 2007 for each of Ms. Oberg, Mr. Thero, Dr. Bernstein and Dr. Walovitch, respectively. The awards are described in more detail above in the section entitled "Non Equity Incentive Compensation."

(5)
Represents 401(k) matching contributions of $3,000 and 2,500 per person in 2007 and 2006, as applicable. Includes $18,435 paid to Mr. Gyenes for relocation cost reimbursement. Includes a one-time $60,000 bonus accrued in 2007 and paid in 2008 to Mr. Ahlholm. Includes a $67,000 sign-on bonus paid to Mr. Bucceri. Includes premiums for group term life insurance of up to $530 per person annually. Excludes medical insurance, disability insurance and certain other benefits received by the named executive officers that are available generally to all of our employees and certain perquisites and other personal benefits received by the named executive officers which benefits do not exceed $10,000 per person in the aggregate.

(6)
Mr. Gyenes has served as the Company's principal financial officer and principal accounting officer since October 1, 2007.

(7)
Mr. Thero served as the Company's principal financial officer from January 1, 2007 until his resignation on June 30, 2007.

(8)
Mr. Ahlholm served as the Company's interim principal financial officer from June 30, 2007 until the appointment of Mr. Gyenes as the Company's principal financial officer and principal accounting officer on October 1, 2007.

        The 2007 and 2006 salaries and non-equity incentive compensation awards identified in the preceding table are not subject to any condition of future performance or employment.

Grants of Plan-Based Awards

        The following table sets forth information concerning the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2007 pursuant to our 2003 Stock Option and Incentive Plan and Amended and Restated 2005 Stock Option and Incentive Plan. We have never granted any stock appreciation rights.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(5)	Maximum ($)(6)	Threshold (#)	Maximum (#)
Sherri C. Oberg President and Chief Executive Officer	2/7/07	—	220,909	—	200,000	2.60	255,960
Lawrence A. Gyenes Senior Vice President and Chief Financial Officer	11/15/07	—	130,000	—	200,000	1.15	119,380
John F. Thero Senior Vice President and Chief Financial Officer	2/7/07	—	119,840	—	70,000	2.60	89,586
Frederick W. Ahlholm Vice President of Finance	2/7/07		38,602	—	25,500	2.60	32,635
Howard Bernstein, M.D., Ph.D. Executive Vice President of Research and Development	2/7/07	—	108,500	—	65,000	2.60	83,187
Dennis Bucceri Senior Vice President of Regulatory Affairs	1/31/07	—	82,500	—	90,000	2.70	120,159
Richard Walovitch, Ph.D. Senior Vice President of Clinical Research	2/7/07	—	81,900	—	50,000	2.60	63,990

(1)
Represents target bonuses potentially available to our named executive officers under the 2007 Management Incentive Compensation Plan. See the section entitled "Non Equity Incentive Compensation" for actual bonuses earned by our named executive officers in 2007 and 2006.

(2)
Represents option awards to purchase shares of our common stock granted in 2007 to each of Ms. Oberg, Mr. Gyenes, Mr. Thero, Mr. Ahlholm, Dr. Bernstein, Mr. Bucceri and Mr. Walovitch, which are subject to monthly vesting ratably over 48 months. Such shares will become fully vested upon termination under a change of control. No incentive plan existed during 2007 under which named executive officers were entitled to earn specific maximum or threshold amounts of equity-based incentive awards. All stock option grants made to named executive officers are made at the discretion of the compensation committee.

(3)
Represents the closing price of our common stock quoted by the NASDAQ Global Market on the grant date of the options.

(4)
The grant date fair value of stock option awards were calculated using the fair value of our common stock on the date of grant, multiplied by the total number of stock option awards granted. For information on the determination of the per share grant date fair value for these awards, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of

  Operations—Critical Accounting Policies—Stock-Based Compensation" in our 2007 Annual Report on Form 10-K.

(5)
Since the compensation committee may decide at its discretion not to pay cash bonuses, the minimum threshold is zero dollars.

(6)
Represents the level of cash award named executive officers could have earned for 2007 if they achieved all of their individual performance goals. The compensation committee can, if it believes it is justified, elect to award amounts above this level. No bonuses were paid under the management incentive compensation plan for fiscal year ended 2007.

        See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the option grants.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on all stock options held by our named executive officers as of December 31, 2007. All outstanding equity awards are in the form of stock options quantified in the following table based upon the number of shares of common stock underlying the stock options. Certain of our named executive officers own shares of our common stock, the following table does not include such shares.

Outstanding Equity Awards at Fiscal Year-End(1)(2)

Option Awards

	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date
Sherri C. Oberg President and Chief Executive Officer	2,778 1,011 2,605 25,000 44,280 6,881 111,819 33,334 122,537 78,332 106,456 77,915 45,832	— — — — — — — — — 1,668 39,544 92,085 154,168	— — — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $	1.98 5.70 7.20 7.20 7.20 0.84 0.84 0.84 13.02 9.04 6.13 5.84 2.60	12/10/08 12/6/10 3/5/11 4/5/11 9/26/11 7/19/12 9/13/12 2/7/13 9/2/13 3/11/14 2/1/15 2/1/16 2/7/17
Lawrence A. Gyenes Senior Vice President and Chief Financial Officer	8,333	191,667	—		$1.15	11/15/17
Frederick W. Ahlholm Vice President of Finance	28,124 2,468 5,843	21,876 2,683 19,657	— — —	$ $ $	5.64 5.74 2.60	9/29/15 2/15/16 2/7/17

Howard Bernstein, M.D. Ph.D, Executive Vice President of Research & Development	4,167 4,167 7,891 6,226 21,660 8,334 59,834 25,000 43,177 34,270 36,457 31,145 14,895	— — — — — — — — — 730 13,543 33,855 50,105	— — — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $	1.98 1.98 1.98 7.20 7.20 7.20 0.84 0.84 13.02 9.60 6.13 5.84 2.60	12/10/08 3/29/10 3/29/10 3/5/11 9/26/11 2/7/12 7/19/12 2/7/13 9/2/13 2/10/14 2/1/15 1/30/16 2/7/17
Dennis Bucceri Senior Vice President of Regulatory Affairs	20,625	69,375	—		$2.70	1/31/17
Richard Walovitch, Ph.D. Senior Vice President of Clinical Research	3,116 1,667 850 2,038 5,849 1,811 11,763 3,417 17,624 18,228 26,041 11,458	— — — — — — — — 376 6,772 23,959 38,542	— — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $	1.80 1.98 1.98 7.20 7.20 7.20 0.84 0.84 8.50 5.57 4.92 2.60	5/19/08 6/27/09 3/27/10 3/3/11 9/24/11 2/5/12 7/16/12 2/4/13 2/18/14 2/20/15 12/6/15 2/7/17

(1)
There are no stock awards outstanding for any of the named executive officers. All of the above amounts reflect option awards.

(2)
The shares underlying each unvested option grant to our named executive officers are subject to monthly vesting. Such options vest ratably over 48 months from the date of grant. Each such option may accelerate and become fully vested upon a change of control as defined in the employment agreements of each named executive officer.

Option Exercises and Stock Vested During Fiscal Year 2007

Option Exercises and Stock Vested

        The following table provides information on stock option exercises during 2007 by our named executive officers:

	Option Awards(1)
Name	Number of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)(3)
Sherri C. Oberg President and Chief Executive Officer	1,600	3,104
John F. Thero Senior Vice President and Chief Financial Officer	70,000	46,200
Howard Bernstein, M.D., Ph.D. Executive Vice President of Research & Development	5,842	7,303
Richard Walovitch, Ph.D. Senior Vice President of Clinical Research	16,667	25,167

(1)
Aside from stock options, there were no stock awards or other forms of equity compensation made or outstanding for our named executive officers in 2007.

(2)
Amounts shown represent aggregate number of shares acquired upon option exercise.

(3)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Employment Agreements and Severance Benefits

Potential Payments Upon Termination or Change of Control

        We consider it in the best interests of our shareholders to foster the continuous at-will employment of key management personnel and to prevent their departure. In order to provide the key members of management with an incentive to continue their respective at-will employment and to maximize corporate value for the benefit of our shareholders, we entered into executive employment agreements with our named executive officers. Under the terms of these agreements, and subject to the terms and conditions contained therein, our named executive officers are entitled to receive compensation and benefits in the event they are terminated other than for cause, death or disability, including in connection with a "change of control", or if they terminate their employment with the Company for "good reason."

        Under these agreements, a "change of control" means (i) a sale by Acusphere of all or substantially all of its business or assets or (ii) a reorganization, merger or consolidation of Acusphere whereby the stockholders of the outstanding voting stock of Acusphere immediately prior to the transaction hold less than a majority of votes of the outstanding stock of the entity surviving such transaction, or (iii) the transfer, in a single transaction or series of transactions, of a majority of the outstanding voting stock of Acusphere to a single purchaser or group of related purchasers, or (iv) individuals who, as of the date of the agreement, constitute Acusphere's board of directors cease for any reason to constitute at least a majority of the board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by Acusphere's shareholders, was approved by a vote of at least a majority of the directors then comprising the board shall be considered as though such individual were a member of the board, but excluding, for the purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board; or (v) the board determines that a change of control has occurred.

        Our employment agreements do not provide any compensation to our named executive employees if such named executive employee elects to terminate employment with the company without request for such termination by the company other than for good reason as set forth in the amended executive employment agreements. Our employment agreements entitle our named executive officer to compensation, other than in connection with a change of control, if he or she is terminated by the Company without cause or if he or she terminates their employment with the Company for good reason. Under such circumstance, severance payments include: a cash payment equal to six times his or her monthly base salary plus payment equal to the product of his or her base monthly salary times the number of full years such executive officer has been employed by us. Additionally, our named executive officers will receive, at our expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

        Under these agreements, "cause" means one or more of the following reasons: (i) the substantial and continuing failure or refusal of the named executive officer, after written notice thereof, to reasonably attempt to perform his or her job duties and responsibilities (other than failure or refusal resulting from incapacity due to physical disability or mental illness) which failure or refusal is committed in bad faith and is not in the best interest of Acusphere; (ii) gross negligence, willful misconduct or material breach of fiduciary duty to Acusphere; (iii) the willful commission of an act of embezzlement, misappropriation or fraud; (iv) deliberate and willful disregard of the written rules or policies of Acusphere which results in a material and substantial loss, damage or injury to Acusphere; (v) the unauthorized, deliberate and willful disclosure of any material confidential, proprietary and/or trade secret information of Acusphere or its customers which disclosure is committed in bad faith and is not in the best interest of Acusphere; (vi) the willful and deliberate commission of an act which induces any customer, supplier, employee or consultant to adversely and substantially amend or terminate their relationship with Acusphere which act is committed in bad faith and is not in the best interest of Acusphere; or (vii) the conviction of, or plea of nolo contendere by the named executive officer, to a crime involving a felony of moral turpitude.

        In the event that, during the 12-month period following a change of control or the period that begins six months prior to the first public comment by us regarding such change of control and ends upon a change of control, we terminate any of the named executive officers, other than for cause, death, or disability, or any of the named executive officers terminates his or her employment for good reason, such named executive officer is entitled to receive (i) a lump sum payment equal to six times his or her monthly base salary, (ii) a lump sum payment equal to the product of his or her monthly base salary times the greater of the number of full years such senior executive had been employed by us or six, (iii) a lump sum payment equal to his or her target bonus for the year in which the change of control occurs, pro rated to cover the portion of the year elapsed plus such pro rated amount to cover six months plus the greater of one month for each full year each named executive officer had been employed by us or six months. Additionally, the named executive officers will receive, at our expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

        Under these agreements, "good reason" means (i) a reduction in the employee's then-current annual base salary or bonus opportunity or benefits (other than in connection with a salary adjustment generally applicable to similarly situated employees); (ii) any failure to offer the employee the same level of benefits offered to similarly situated employees; or (iii) the failure to pay the employee any portion of his or her current base salary, bonus or benefits within twenty (20) days of the date such compensation is due, based upon the payment terms currently in effect; or (iv) the material breach by the Company of the employment agreement or of the offer letter with such employee after receipt of written notice from the employee and the failure of Company to cure the breach within (30) days of such notice.

        Additionally, following a change in control or a departure for good reason, our named executive officers will receive, at our expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

        Unless at that time our named executive officers elects to forgo the following, upon a change of control, all stock options and other stock-based awards granted to each of our named executive officers will immediately accelerate and become fully exercisable as of the effective date of the change of control.

        In the event any severance payment or benefit to the executive under the employment agreement is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue Code or is otherwise subject to tax that the employee would not normally be subject to as an employee of the Company, the named executive officers are entitled to a "gross-up payment" that, on an after-tax basis, is equal to the taxes imposed on such payment or benefit.

        The level of severance payments was determined by evaluating executive employment agreements with comparative publicly-traded biotech and pharmaceutical companies. The terms of the severance benefit under the employment agreement is intended to ensure that the executive focuses his or her attention on Company management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value.

        The amount of compensation payable to each named executive officer in each situation is listed in the tables below, assuming a change of control on, and/or their employment was terminated on December 31, 2007. A Compensation Table for Mr. Thero is not included below because Mr. Thero voluntarily resigned from employment with the Company effective June 30, 2007.

  Sherri C. Oberg

        The following table describes the potential payments upon certain severance events for Sherri C. Oberg, our President and Chief Executive Officer.

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$699,545	$699,545	$—
Pro Rata Target Bonus(2)	—	—	349,773	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	26,778	26,778	—
Accrued Vacation Pay	—	—	—	—
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$—	$741,323	$1,091,096	$—

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the named executive officer ("NEO") is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  Lawrence A. Gyenes

        The following table describes the potential payments upon certain severance events for Lawrence A. Gyenes, the Company's Chief Financial Officer:

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$162,500	$325,000	$—
Pro Rata Target Bonus(2)	—	—	130,000	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	19,905	19,905	—
Accrued Vacation Pay	3,438	3,438	3,438	3,438
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$3,438	$200,843	$493,343	$3,438

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the NEO is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  Frederick W. Ahlholm

        The following table describes the potential payments upon certain severance events for Frederick W. Ahlholm, the Company's Vice President of Finance:

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$128,674	$193,011	$—
Pro Rata Target Bonus(2)	—	—	38,602	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	26,778	26,778	—
Accrued Vacation Pay	7,424	7,424	7,424	7,424
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$7,424	$177,876	$280,815	$7,424

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the NEO is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  Howard Bernstein

        The following table describes the potential payments upon certain severance events for Howard Bernstein, the Company's Executive Vice President of Research & Development:

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$490,833	$490,833	$—
Pro Rata Target Bonus(2)	—	—	171,792	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	12,255	12,255	—
Accrued Vacation Pay	150,445	150,445	150,445	150,445
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$150,445	$668,533	$840,325	$150,445

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the NEO is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  Dennis Bucceri

        The following table describes the potential payments upon certain severance events for Dennis Bucceri, the Company's Senior Vice President of Regulatory Affairs:

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$160,417	$275,000	$—
Pro Rata Target Bonus(2)	—	—	82,500	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	19,905	19,905	—
Accrued Vacation Pay	3,081	3,081	3,081	3,081
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$3,081	$198,403	$395,486	$3,081

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the NEO is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  Richard Walovitch

        The following table described the potential payments upon certain severance events for Richard Walovitch, the Company's Senior Vice President of Clinical Research:

Payments and Benefits	Voluntary Termination	Involuntary Not for Cause Termination or Termination for Good Reason	Involuntary or Good Reason Termination (Change of Control)	Death or Permanent Disability
Cash Severance(1)	$—	$364,000	$364,000	$—
Pro Rata Target Bonus(2)	—	—	109,200	—
Stock Options(3)	—	—	—	—
Health Care Benefits(4)	—	26,778	26,778	—
Accrued Vacation Pay	46,893	46,893	46,893	46,893
Other Perquisites(5)	—	15,000	15,000	—
Tax Gross-Up(6)	—	—	—	—

Total	$46,893	$452,671	$561,871	$46,893

(1)
For involuntary not for cause termination, cash severance includes six months base pay plus one additional month for every year of service. For termination as a result of a change in control, cash severance includes six months base pay plus the greater of (i) one additional month for every year of service or (ii) six months.

(2)
For involuntary not for cause termination the NEO is not entitled to a bonus. For termination as a result of a change in control, bonus includes six months of the NEO's annual target prorated to the date of the change in control, plus the greater of (i) one additional month for every year of service or (ii) six months.

(3)
For termination after or in connection with a Change in Control, or the death or permanent disability of the NEO, all unvested stock options held by the NEO vest immediately. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference between the grant price of the option and the closing stock price of the Company's common stock of $0.65 on December 31, 2007.

(4)
Under the Executive Employment Agreement, medical and dental coverage is provided to the NEO and his/her spouse and dependents for up to 18 months after termination. Life and disability coverage is also provided to the NEO for up to 18 months after termination.

(5)
Under the Executive Employment Agreement, up to $15,000 in reimbursement for outplacement support.

(6)
Under the Executive Employment Agreement, the NEO's are eligible to receive "gross-up" payments for any payments they receive in connection with a not for cause or change in control termination that would cause the NEO to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state local and excise tax resulting from such gross-up payments. We assumed that the amounts payable to the executive in this circumstance would either not be subject to Section 409A of the Code or would be structured to comply with Section 409A of the Code. Accordingly, we have assumed that a tax gross up payment to cover additional taxes imposed under Section 409A of the Code would not be necessary.

  John F. Thero

        In June 2007, John F. Thero resigned from his position as Chief Financial Officer. In connection with his resignation, we provided Mr. Thero with payment for his accrued and unpaid vacation time as of the date of his resignation, which, as of June 30, 2007, totaled $16,516.

Director Compensation

        The following table provides information related to the compensation of our non-employee directors for fiscal 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)(3)	Total ($)
Frank Baldino, Jr., Ph.D.	8,600	25,000	49,314	—	—	—	82,914
Garen Bohlin	42,800	—	39,452	—	—	—	82,252
Sandra Fenwick	17,300	23,750	32,877	—	—	—	73,927
Martyn Greenacre	39,800	—	36,164	—	—	—	75,964
Derek Lemke-von Ammon	11,600	27,917	26,302	—	—	—	65,819

(1)
Represents fees earned in 2007 pursuant to our Non-Employee Director Compensation Policy discussed above. Quarterly retainer fees may be paid in cash or stock. Messrs. Baldino and Lemke Von Ammon elected to receive shares of common stock in lieu of their cash retainer fees earned during 2007. Ms. Fenwick elected to receive shares of common stock in lieu of a portion of her cash retainer fees earned during 2007. As a result Mr. Baldino received an aggregate of 6,834 shares of common stock; Mr. Lemke Von Ammon received an aggregate of 7,780 shares of common stock and Ms. Fenwick received an aggregate of 5,509 shares of common stock.

(2)
Represents stock-based compensation expense for fiscal 2007 for stock option awards granted in 2006 and 2007 to each of Dr. Baldino, Mr. Bohlin, Ms. Fenwick, Mr. Greenacre and Mr. Lemke-von Ammon. Stock-based compensation expense for these awards was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related awards. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal 2007. There were no actual forfeitures recorded during fiscal 2007 related to these awards. For information regarding the assumptions made by us in determining the valuation of these awards, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation". In June 2007, we awarded each of Dr. Baldino, Mr. Bohlin, Ms. Fenwick, Mr. Greenacre and Mr. Lemke-von Ammon stock option awards to purchase shares of our common stock at an exercise price of $2.10 per share, each of which will vest at a rate of 8.333% per month. Each of these awards will vest immediately upon a change in control of our company. The grant date fair value of these one-time stock option awards is $153,412. At December 31, 2007, there was approximately $74,649 of unamortized stock-based compensation expense related to these awards excluding our estimate of forfeitures, which will be amortized over the remaining vesting period of the awards. As of December 31, 2007, Dr. Baldino, Mr. Bohlin, Ms. Fenwick, Mr. Greenacre and Mr. Lemke-von Ammon held 512,166 options outstanding, of which 426,643 were exercisable.

(3)
Excludes reimbursements for out-of-pocket expenses incurred in attending meetings of the board of directors.

        We develop our compensation plans for outside directors by utilizing publicly available compensation data and subscription compensation survey data, particularly data from AON Consulting for national and regional companies in the pharmaceutical and biotechnology industry. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking outside director compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. We have also engaged Mercer Human Resources Consulting to help us analyze these data and to compare our compensation programs with the practices of the companies represented in the compensation data we review. Our compensation program for outside directors is intended to help us attract, retain and motivate highly qualified directors and to align their interests with the interests of our shareholders.

        Employee directors do not receive cash compensation for their service as members of the board of directors.

        Outside directors, during 2008, in accordance with our compensation program for non-employee directors, will receive an annual retainer for board membership of $20,000 and an annual retainer for each committee membership of $5,000, in each case payable quarterly. Annual retainer payments are pro-rated based upon days of service in the event a non-employee director joins or leaves the board of directors during any calendar year. Non-employee directors also will receive a fee of $2,000 for each board or committee meeting attended in person and a fee of $600 for each board or committee meeting attended via telephone conference call, provided that the cumulative amount of such meeting fees will not exceed $2,000 per day. Non-employee directors are permitted to elect to receive their annual retainer in the form of cash or shares of our common stock with any such issuances of our common stock based on the closing price of the our common stock on the Nasdaq Global Market on the date of issuance.

        In addition, each non-employee director who serves on the audit committee will annually receive an option to purchase 25,000 shares of our common stock and each other non-employee director will receive on an annual basis an option to purchase 20,000 shares of our common stock, in each case granted at fair value on the dates of our Annual Meeting of Stockholders, which annual date is scheduled in advance. These options will vest in equal monthly installments over a one year period based upon continued service with the board of directors. Upon initial election or appointment to the board of directors, non-employee directors receive an option to purchase 42,000 shares of our common stock, subject to vesting in equal monthly installments over a four year period based upon continued service with the board of directors.

        In addition, (i) the chairperson of the compensation committee will receive on an annual basis on option to purchase 2,500 shares of our common stock, (ii) the chairperson of the nominating and corporate governance committee will receive on an annual basis an option to purchase 2,500 shares of our common stock, (iii) the chairperson of the audit committee will receive an option to purchase 5,000 shares of our common stock, and (iv) the presiding director of the board of directors will receive on an annual basis an option to purchase 15,000 shares of our common stock. Each of the foregoing options will vest in equal monthly installments over a one year period based upon continued service with the board of directors.

        All of our directors have been and will be reimbursed for out-of-pocket expenses incurred on our behalf, and all of the directors are eligible to participate in our 2003 Stock Option and Incentive Plan and Amended and Restated 2005 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the board of directors.

EQUITY COMPENSATION PLAN INFORMATION

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table provides information as of December 31, 2007 with respect to the Company's equity compensation plans under which shares of the Company's Common Stock are authorized for issuance, consisting of the Company's 1994 Stock Plan, the 2003 Stock Option and Incentive Plan, the 2003 Employee Stock Purchase Plan and the Amended and Restated 2005 Stock Option and Incentive Plan. Each of the Company's equity compensation plans, and any amendments thereto, were previously approved by stockholders.

Plan Category	(A) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A))(1)
Equity compensation plans approved by security holders	14,497,032	$4.89	5,371,189
Equity compensation plans not approved by security holders	—	—	—

Total	14,497,032	$4.89	5,371,189

(1)
3,212,218 shares of common stock remain available for issuance under the Existing 2003 and 2005 Plans at March 31, 2008.

Stock Plans

        As of December 31, 2007 the Company had three equity compensation plans, including an employee stock purchase plan, under which it was granting stock options and shares of unvested stock. The Company is currently granting stock-based awards from its 2003 Stock Option and Incentive Plan and 2005 Stock Option and Incentive Plan, which are administered by the Compensation Committee of the Board of Directors. On June 26, 2007, the Company's stockholders approved the Company's Amended and Restated 2005 Stock Option and Incentive Plan, pursuant to which an additional 5,000,000 shares of the Company's common stock was made available for issuance.

COMPENSATION COMMITTEE REPORT

        This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors currently consists of Sandra L. Fenwick and Derek Lemke-von Ammon. Dr. Baldino served as a member and its Chairperson until March 28, 2008. Dr. Baldino, Mr. Lemke-von Ammon and Ms. Fenwick served on the Compensation Committee throughout 2007. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company's and NASDAQ's director independence standards. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Acusphere's Annual Report on Form 10-K for the year ended December 31, 2007.

        No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully Submitted by the Compensation Committee: Frank Baldino, Jr., Ph.D. (Chairperson and member until March 28, 2008) Sandra Fenwick Derek Lemke-von Ammon

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors currently consists of Garen Bohlin, Sandra L. Fenwick and Martyn Greenacre. Mr. Bohlin serves as its Chairperson. Mr. Bohlin, Ms. Fenwick and Mr. Greenacre served on the Audit Committee throughout 2007. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Company. Mr. Bohlin is an "audit committee financial expert" as defined in the SEC rules.

        The Board of Directors has adopted a written charter for the Audit Committee setting out the audit related functions the Audit Committee is to perform. In March 2008, the Audit Committee met and reviewed the adequacy of its charter.

        The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of the Company's consolidated financial statements, the qualifications and independence of the Company's independent registered public accounting firm, and the Company's internal financial and accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent registered public accounting firm.

        Management is responsible for the financial reporting process, including the system of internal controls and the certification of the integrity and reliability of the Company's internal controls over financial reporting and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

        The Audit Committee met seven times during 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"). The Audit Committee discussed with Deloitte & Touche the overall scope and plans for its audits. The Audit Committee regularly met privately with Deloitte & Touche, who has unrestricted access to the Audit Committee.

        The Audit Committee has reviewed the Company's audited consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, and has discussed them with both management and Deloitte & Touche. In connection with the Company's Form 10-K for the year ended December 31, 2007, the Audit Committee discussed with management and Deloitte & Touche the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") to accompany the Company's periodic filings with the SEC and the results of the certification process.

        The Audit Committee has also received from and discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche its independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        The Audit Committee also reviewed the Company's quarterly financial statements during 2007 and discussed them with both the management of the Company and Deloitte & Touche prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q. In connection with the Company's quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2007, the Audit Committee discussed the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and Sarbanes-Oxley to accompany the Company's periodic filings with the SEC and the results of the certification process.

        The Audit Committee has also evaluated the performance of Deloitte & Touche, including, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services in 2007. Information about Deloitte & Touche's fees for 2007 is discussed below in this Proxy Statement under "Proposal 2—Ratification of Independent Registered Public Accounting Firm." Based on its evaluation, the Audit Committee has retained Deloitte & Touche to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

        No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully Submitted by the Audit Committee: Garen Bohlin (Chairperson) Sandra L. Fenwick Martyn Greenacre

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2007 and written representations from certain Reporting Persons, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2007 except as described below. Sandra Fenwick did not timely file one Form 4 with respect to six transactions. Additionally, pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 8, 2008, and the Company's records regarding its preferred stock, Endowment Capital Group LLC beneficially owns 10.9% of the Company's Common Stock. Endowment Capital Group LLC did not, however, file a Form 3 upon becoming a 10% shareholder.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

        Our Nominating and Corporate Governance Committee is responsible for our policies and procedures for the review, approval and ratification of transactions between ourselves and our directors, director nominees, executive officers, security holders that beneficially own more than 5% of any class of our voting securities, or the immediate family members of any of these persons, or related person transactions, under our related person transaction approval policy.

        A list of related persons is available to our employees and executives who are involved with or familiar with the transactions, contracts or other legal or business arrangements that we have entered into or propose to enter into from time to time with third parties. This list is updated and cross-checked periodically to ensure it does not contain parties involved in proposed or ongoing transactions, contracts or other legal or business arrangements with us and will be checked prior to entering into any new transaction, contract or other legal or business arrangement. To the extent that it is determined that we have entered into or may enter into a transaction, contract or other legal or business arrangement (including any modification or addition to an existing contract or arrangement) with a related person, our chief executive officer, chief financial officer or vice president of finance (each, an "authorized officer") is notified.

        Prior to our entering into any such transaction or arrangement, an authorized officer reviews the applicable rules and determines whether the contemplated transaction or arrangement requires the approval of our board of directors, the Nominating and Corporate Governance Committee, or both, and any such approvals will be obtained before the transaction may be consummated. No arrangement with a related person may be entered into unless an authorized officer has either (i) specifically confirmed in writing that no further approvals are necessary or (ii) specifically confirmed in writing that all requisite corporate approvals necessary for us to enter into such arrangement have been obtained.

        In the event that a related party transaction requires both board of directors and Nominating and Corporate Governance Committee approval, the Nominating and Corporate Governance Committee will first be asked to consider and vote on the transaction. The Nominating and Corporate Governance Committee would then make a recommendation to the full board of directors for its consideration before the transaction may be entered into.

        On March 28, 2008, the Company entered into a license agreement with Cephalon, Inc. as disclosed on our Current Report on Form 8-K as filed on April 1, 2008. Dr. Baldino, one of the Company's directors, is currently President and Chief Executive Officer of Cephalon and serves as a member of Cephalon's Board of Directors. Mr. Greenacre, another of the Company's directors, is also a member of Cephalon's Board of Directors. This transaction was approved in accordance with the procedures set forth above.

        Except as disclosed above and elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, during 2007.

INDEMNIFICATION MATTERS

        The Company has entered into indemnification agreements with each of its directors and Named Executive Officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        The Company has purchased primary and excess directors' and officers' liability insurance from the National Union Fire Insurance Company, the Old Republic Insurance Company and the ACE American Insurance Company covering all of the Company's directors and Named Executive Officers at an annual premium cost of $441,377.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has retained the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent registered public accountants, to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2008. Deloitte & Touche has served as the Company's independent registered public accountants since 2002. The Audit Committee has reviewed and discussed its selection of, and the performance of, Deloitte & Touche for the fiscal year ending December 31, 2007. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accounting firm is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        All audit and non-audit services to be performed by the Company's independent registered public accounting firm must be approved in advance by the Audit Committee as described below (the "Pre-Approval Policy"). As early as practicable in each fiscal year, the Company and its independent registered public accounting firm provide the Audit Committee with a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months. Specifically, the Audit Committee pre-approved the use of Deloitte & Touche for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Deloitte & Touche. Any pre-approved services exceeding the pre-approved monetary limits require additional approval by the Audit Committee. All of the audit-related, tax and all other services provided by Deloitte & Touche to the Company in 2007 were approved by the Audit Committee pursuant to the procedures contained in the Pre-Approval Policy or by means of other specific pre-approvals. All non-audit services provided in 2007 were reviewed with the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Deloitte & Touche, see "The Board of Directors and its Committees" and "Report of the Audit Committee of the Board of Directors."

        Representatives of Deloitte & Touche attended in-person or participated via teleconference all meetings of the Audit Committee in 2007. We expect that a representative of Deloitte & Touche will attend the Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Deloitte & Touche

        The following sets forth the aggregate fees billed to the Company and its related entities by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates which includes Deloitte Consulting during the fiscal years ended December 31, 2007 and December 31, 2006.

Audit Fees

        Audit fees for audit services were approximately $611,100 for 2007 and $527,424 for 2006, including fees associated with the annual audit and the reviews of the Company's annual report on

Form 10-K, quarterly reports on Form 10-Q as well as costs associated with the Company's filings on Form S-8 ($26,864) in July 2007 and the public offering of its shares of Common Stock ($34,996) in June 2007 and the Company's filings on Forms S-3 and S-8 ($12,000) in May 2006 and the public offering of shares of its Common Stock ($36,086) in April 2006, Common Stock ($33,060) in December 2006, Common Stock ($40,150) in September 2005 and 6 1/2% convertible exchangeable preferred stock ($73,070) in February 2005, other fees related to filings with the SEC, and related out-of-pocket expenses.

Audit-Related Fees

        There were no audit-related fees in 2007 or 2006.

Tax Fees

        There were no tax compliance fees incurred for services provided by Deloitte & Touche in 2007 or in 2006.

All Other Fees

        There were no other fees in 2007 or 2006.

Recommendation of the Board

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS ACUSPHERE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK FROM 98.5 MILLION
SHARES UP TO 250 MILLION SHARES

        The Company requires additional capital to fund its continuing operations. The Company does not have enough authorized but unissued shares of common stock to raise needed capital via an equity financing. There are a number of circumstances where it may be in the best interest of stockholders to raise capital via an equity financing; for instance, a strategic partnership with another company may involve an equity component or require Acusphere to share in development costs going forward. An equity financing may be the best or only financing alternative available to the Company or there may not be sufficient time to seek stockholder approval of a specific equity financing transaction given the Company's very limited cash resources. One way to secure the required number of authorized but unissued shares of common stock would be for the Board of Directors to implement the reverse stock split previously authorized by the stockholders at a special meeting of stockholders held on March 25, 2008. However, a reverse stock split would reduce the common stock's public float and could have an adverse impact on its liquidity. As a result, the Board of Directors would prefer not to implement the reverse split unless it is necessary to maintain the Company's listing on the NASDAQ Global Market. If the Company's common stock trades above $1.00 per share for any consecutive twenty day period before July 8, 2008, a reverse stock split may not be needed for purposes of maintaining the Company's listing on the NASDAQ Global Market. For these reasons, the Company is seeking stockholder approval to authorize the Board of Directors, in its sole discretion, to amend the Company's certificate of incorporation to increase the authorized common stock, par value $0.01 per share, of the Company from 98.5 million shares up to, and including, 250 million shares (the "Certificate of Amendment"), if these shares are needed for future financing events. This approval will give the Board of Directors additional flexibility to act in the best interests of the Company and its stockholders in deciding whether or not to do a reverse stock split.

        The full text of the Certificate of Amendment is set forth in Exhibit A to this Proxy Statement. If this proposal is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion and without further action by stockholders, to increase the authorized shares of common stock at any time prior to the next Annual Meeting of Stockholders. Assuming that the stockholders approve the amendment, and subsequently, the Board of Directors decides to move forward to implement the amendment, the amendment will be effective upon its filing with the Secretary of State of the State of Delaware, the Company's state of incorporation. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to decide not to proceed with increasing the shares of authorized common stock, to do so by a lower amount, or to effectuate the previously approved reverse split of the common stock, if it determines, in its sole discretion, that such actions are in the best interests of the Company and its stockholders.

        Our current authorized common stock is 98.5 million shares. As of the Record Date, there were approximately 46.6 million shares of common stock issued and outstanding. In addition, as of the Record Date, there were approximately 25.2 million shares of common stock issuable upon conversion of the Company's preferred stock, the exercise of warrants or reserved for issuance under the Company's 1994 Stock Plan, the 2003 Stock Option and Incentive Plan, the 2003 Employee Stock Purchase Plan and the Amended and Restated 2005 Stock Option and Incentive Plan. Based on the number of outstanding and reserved shares of common stock described above, we have approximately 26.7 million shares of common stock remaining available for issuance as of the Record Date.

        If approved by the stockholders, the additional shares of common stock authorized would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the stockholders, except as required by law, The NASDAQ Stock

Market LLC or the rules of any other national securities exchange on which our shares of common stock are listed. Our Board of Directors is seeking approval of this amendment now because opportunities requiring prompt action may arise in the near future and our Board of Directors believes the delay and expense in seeking shareholder approval for additional authorized common stock at that time could deprive the Company and our stockholders of the ability to benefit effectively from such opportunities. Although, as of the date of this Proxy Statement, the Company has no current intended uses for the additional shares that would be available for issuance following approval of the Certificate of Amendment by the stockholders, the Company continues to actively seek additional financing opportunities, including via the issuance of its equity securities, and a transaction involving the issuance of additional shares of the Company's common stock could arise at any time following the date of this Proxy Statement. If the Company completes the reverse stock split prior to the Annual Meeting, the Company will withdraw this proposal from consideration by the stockholders at the Annual Meeting. If the Company completes the reverse stock split after the Annual Meeting and prior to the implementation of the Certificate of Amendment, the Company will not implement the Certificate of Amendment, despite having stockholder approval to do so. Further, assuming stockholder approval of this proposal, if the Company were to implement the Certificate of Amendment and then subsequently implement the reverse stock split, the Company's authorized shares of common stock would be reduced in connection with the reverse stock split to 98.5 million shares pursuant to the terms of the reverse stock split approved at the March 25, 2008 special meeting of stockholders.

        The additional shares of common stock to be authorized will have rights identical to the currently outstanding common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.01 per share. Under our certificate of incorporation, our stockholders do not have preemptive rights to subscribe to additional securities that may be issued by Acusphere; in other words, current stockholders do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of common stock. Under Delaware law, stockholders will not have any dissenters' or approval rights in connection with the proposed amendment. If we issue additional shares of common stock or other securities convertible into common stock in the future, it will dilute the voting rights of existing holders of common stock and will also dilute earnings per share and book value per share.

        The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of our common stock issued and outstanding on the Record Date will be required to approve Proposal 3.

Recommendation of the Board

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK FROM 98.5 MILLION TO UP TO 250 MILLION SHARES.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company's principal executive offices not later than December 29, 2008. Any such proposal must comply with the rules and regulations of the SEC.

        The Company's by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the 2009 Annual Meeting of the Company—other than one that will be included in the Company's Proxy Statement—must be received by the Secretary of the Company at the Company's principal executive offices between November 28, 2008 and December 29, 2008 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action. The matters proposed to be brought before the meeting also must be the proper matters for stockholder action.

        If a stockholder who wishes to present a proposal fails to notify the Company by December 29, 2008 and such proposal is brought before the 2009 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472, Attention: Secretary.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by outside proxy solicitation services also may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Georgeson Shareholder Communication Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,000, plus reimbursement of expenses.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2007 Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary. If your household is receiving multiple copies of the Company's Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary.

        The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACUSPHERE, INC.

        Acusphere, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this "Certificate of Amendment") to increase the number of authorized shares of the Corporation's common stock from 98,500,000 to [                                    ]; and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

        SECOND: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

        THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

        FOURTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said paragraph shall read in its entirety as follows:

        "The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is [                                    ] shares, consisting of [                                    ] shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

        (signature page to follow)

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Sherri C. Oberg, its President and Chief Executive Officer, this                        day of                                    , 200  .

ACUSPHERE, INC.

By:

Name:	Sherri C. Oberg
Title:	President and Chief Executive Officer

PROXY
ACUSPHERE, INC.
Proxy for Annual Meeting of Stockholders
June 5, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Acusphere, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2008, and hereby appoints Sherri C. Oberg and Lawrence A. Gyenes, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Goodwin Procter LLP, 25th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109 on June 5, 2008 at 9:00 am, local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

        (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	SEE REVERSE SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ACUSPHERE, INC.
C/O AMERICAN STOCK TRANSFER
6201 15th AVENUE
BROOKLYN, NY 11219

TO VOTE,	MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒ Please mark votes as in this example.

ACUSPHERE, INC.

1.	To elect two members to the Board of Directors each to serve for a three year term as Class II Director:
	The Board of Directors recommends a vote FOR the Nominees:	For	Withheld
	(01) Derek Lemke-von Ammon	☐	☐
	(02) Garen Bohlin	☐	☐
2.	To ratify Deloitte & Touche LLP as independent registered public accounting firm for 2008.	For	Against	Abstain
	The Board of Directors recommends a vote FOR proposal 2.	☐	☐	☐
3.	To approve an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 98.5 million to up to 250 million shares	For	Against	Abstain
	The Board of Directors recommends a vote FOR proposal 3.	☐	☐	☐
4.	To transact such other business as may properly come before the meeting and any adjournments thereof.
For address changes/comments, please check this box and write them on the back where indicated		Yes ☐	No ☐
Please indicate if you plan to attend this meeting		Yes ☐	No ☐

Please sign exactly as your name appears hereon. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

Signature		Date	Signature		Date
	[PLEASE SIGN WITHIN BOX]			(Joint Owners)

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.
OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION DISCUSSION AND ANALYSIS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
INDEMNIFICATION MATTERS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 98.5 MILLION SHARES UP TO 250 MILLION SHARES
OTHER MATTERS
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS
EXHIBIT A CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACUSPHERE, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS